CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of June 23, 1997 (the "Effective Date"), by and between Beta Oil & Gas, Inc. (the "Company"), and R. Thomas Fetters ("Consultant").


                                    RECITALS

         WHEREAS, the Company desires to retain the Consultant to provide the services set forth in Exhibit A hereto for the benefit of the Company (the "Consulting Services");

         WHEREAS, Consultant is engaged in the business of providing the Consulting Services and desires to provide the Consulting Services to the Company in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                A G R E E M E N T

         1. Appointment and Duties. The Company hereby engages Consultant to perform the Consulting Services commencing upon the date of this Agreement and terminating in accordance with the terms set forth in Exhibit A. Consultant agrees to accept such engagement upon the terms and conditions set forth herein. Consultant shall faithfully and diligently perform the Consulting Services.

         2. Compensation. Subject to the termination of this Agreement as provided herein, the Company shall compensate Consultant for the performance of the Consulting Services hereunder upon the terms and conditions set forth in attached Exhibit B hereto.

         3.       Non-Exclusive; Non-Disclosure.

                  3.1 Consultant agrees to perform Consultant's Consulting Services efficiently and to the best of Consultant's ability. Notwithstanding the foregoing, the Company acknowledges and agrees that Consultant's engagement with The Company is not exclusive and that Consultant is engaged in other business endeavors and reserves the right to continue to do so throughout the terms of this Agreement.

                  3.2 Consultant acknowledges that Consultant may have access to proprietary information regarding the business operations of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company's prior written consent.

         4. Independent Contractor. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of The Company.

         5.       Term; Termination.

                  (a) Consultant may terminate this Agreement immediately for cause at any time without notice. For purposes of this subsection (b), "cause" for termination by Consultant shall be (i) a breach by The Company of any material covenant or obligation hereunder; or (ii) the voluntary or involuntary dissolution of the Company.

                  (b) The Company may terminate this Agreement for cause at any time without notice. For purposes of this subsection (b), "cause" for termination shall be: (i) any felonious conduct or material fraud by Consultant in connection with The Company; (ii) any embezzlement or misappropriation of funds or property of The Company by Consultant; (iii) any material breach of or material failure to perform any covenant or obligation of Consultant under this Agreement; or (iv) gross negligence by Consultant in the performance of his duties under this Agreement.

         6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

         7. Notices. Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, or forty-eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

                  If to the Company:        Beta Oil & Gas, Inc.
                           901 Dove Street, Suite 230
                             Newport Beach, CA 92660
                             Attention: Steve Antry

                  If to Consultant:         R. Thomas Fetters
                                            101 Red Brick Circle
                                            Lafayette, LA 70503

         8. Entire Agreement. Except as provided herein, this Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         10. Modification. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

         11. Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement. In the event of such a dispute, it shall be resolved at the Orange County, California office of the American Arbitration Association.

         12. Assignment. Neither party shall assign its rights or obligations under this Agreement without the express prior written consent of the other party.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

The Company
BETA OIL & GAS, INC.



By: /s/
Steve Antry, President


The Consultant
/s/
R. THOMAS FETTERS

                                   EXHIBIT "A"



                       Description of Consulting Services

         During the twelve-month period of time commencing upon the date of this Agreement Consultant agrees to utilize approximately 50% of his time in providing the Consulting Services. Upon conclusion of this twelve month period of time, in the event the Board of Directors of the Company is satisfied with the performance of the Consultant, the Consultant shall be offered a two-year extension of his Consulting Agreement. The Consulting Services shall mean, for purposes of this Agreement, consulting with Company management in connection with all aspects of the Company's exploration, development and production projects. Nothing contained herein shall restrict the ability of the Consultant to continue as a member of the Board of Directors of Pease Oil & Gas, Inc., XCL, Inc. or Global Minerals, Inc.. Consultant agrees to serve on the Board of Directors of the Company while he is a consultant/employee. Upon the Company commencing trading in the public securities markets, the Company shall maintain errors and omissions insurance through the term of this Agreement.

                                   EXHIBIT "B"

                                  Compensation

         The Consultant shall receive the following Compensation for the provision of the Consulting Services (commencing upon the receipt by the Company of at least $3 million pursuant to its July 1997 Private Placement Memorandum):

                  $5,000 per month plus all reasonable expenses incurred on behalf of the Company (all amounts in excess of $500 per month shall require the previous approval of the Company).

                        ADDENDUM TO CONSULTING AGREEMENT

         Pursuant to the Consulting Agreement (the "Agreement") entered into as of _____________________, 1997 (the "Effective Date"), by and between Beta Oil & Gas, Inc. (the "Company"), and R. Thomas Fetters ("Consultant"), it is hereby agreed that in the event the Consultant is offered a position as a full-time employee of the Company, his compensation shall be increased to a salary of $125,000 per annum.

The Company
BETA OIL & GAS, INC.



By: /s/
Steve Antry, President


The Consultant
/s/
R. THOMAS FETTERS

                        EXTENSION OF CONSULTING AGREEMENT
                              DATED 6-23-97 BETWEEN
                   BETA OIL & GAS, INC. AND R.THOMAS. FETTERS

WHEREAS, The Company and Consultant both agree to a two (2) year extension of the Consulting Agreement as discussed in Exhibit "B" (2) of the Agreement by today signing below with an effective date of June 23, 1998.


The Company
BETA OIL & GAS, INC.



By:/s/
   Steve Antry, President


The Consultant

/s/R. THOMAS FETTERS